Lyft Announces Fourth Quarter and Fiscal Year Results
Fourth quarter revenue of $570 million grew 14% quarter-over-quarter
Exceeded annualized fixed cost reduction target in Q4
Positioned for strong organic growth and margin expansion as the recovery takes hold

SAN FRANCISCO, CA, February 9, 2021 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its fourth quarter and fiscal year ended December 31, 2020.

“Despite the difficult backdrop in 2020, we continued to focus on improving our business for the long-term,” said Logan Green, co-founder and chief executive officer of Lyft. “The progress we’ve made has been significant and I believe we are now in a stronger position than at any time in our past. Even as we’ve strengthened our financial position, we’ve continued to fund strategic investments that build on our core competencies and on our marketplace flywheel, to lower costs and deliver more value to drivers, riders and partners.”

“In the fourth quarter, we successfully eliminated $360 million in fixed costs on an annualized basis versus our original 2020 plan, exceeding our target cost reduction by 20%,” said Brian Roberts, chief financial officer of Lyft. “Our Q4 results also outperformed our most recent outlook. And, while the first quarter of 2021 continues to be uncertain primarily due to COVID-19 headwinds, based on current recovery expectations, we should experience a growth inflection beginning in the second quarter that strengthens in the second half of the year.”

Fourth Quarter 2020 Financial Highlights
•Lyft reported Q4 2020 revenue of $569.9 million versus $1,017.1 million in Q4 2019, a decrease of 44 percent year-over-year, but an increase of 14 percent from $499.7 million in Q3 2020. Recovery trends seen in Q3 2020 continued into Q4 2020, but demand in the latter part of Q4 2020 was negatively affected by the surge in COVID-19 cases and the reintroduction of restrictive measures intended to curb the spread. As demand decreased, we reduced driver acquisition and engagement spend, which had a positive impact on our financial results.
•Net loss for Q4 2020 was $458.2 million versus a net loss of $356.0 million in Q4 2019. Net loss for Q4 2020 includes $138.1 million of stock-based compensation and related payroll tax expenses and $127.7 million related to changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. Net loss margin for Q4 2020 was 80.4 percent compared to 35.0 percent in Q4 2019.
•Adjusted Net Loss1 for Q4 2020 was $185.3 million versus an Adjusted Net Loss of $121.4 million in Q4 2019.
•Lyft reported Contribution1 for Q4 2020 of $316.0 million versus $549.5 million in Q4 2019, down 43 percent year-over-year, but up 27 percent from $248.8 million in Q3 2020. Contribution Margin for Q4 2020 was 55.5 percent, which was up 1.5 percentage points year-over-year and up 5.7 percentage points versus Q3 2020. This compares with the Company's outlook of 51.5 to 52.5 percent2.
•Adjusted EBITDA1 loss for Q4 2020 was $150.0 million, an increase of $19.3 million compared to Adjusted EBITDA loss of $130.7 million in Q4 2019. The Adjusted EBITDA loss for Q4 2020 improved by $89.7 million relative to the Q3 2020 level and was roughly $35 million better than the Company’s most recent outlook for an Adjusted EBITDA loss of less than $185 million3. Adjusted EBITDA loss margin for Q4 2020 was 26.3 percent versus 12.9 percent in Q4 2019.
•Lyft reported $2.3 billion of unrestricted cash, cash equivalents and short-term investments at December 31, 2020.
1 Refer to the "Non-GAAP Financial Measures" section for the definitions for Contribution, Adjusted EBITDA and Adjusted Net Loss.
2 Company outlook for Contribution Margin for the fourth quarter of 2020 as reported during the Third Quarter 2020 Financial Results Earnings Call on November 10, 2020.
3 Company outlook for Adjusted EBITDA for the fourth quarter of 2020 as reported on the Form 8-K filed December 2, 2020.

Fiscal Year 2020 Financial Highlights
•Lyft reported fiscal year 2020 revenue of $2.4 billion versus $3.6 billion in fiscal year 2019, a decrease of 35 percent year-over-year.
•Net loss for fiscal year 2020 was $1.8 billion versus a net loss of $2.6 billion in fiscal year 2019. Net loss for fiscal year 2020 includes $589.5 million of stock-based compensation and related payroll tax expenses and $204.1 million related to changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. Net loss margin was 74.1 percent and 72.0 percent for the fiscal years 2020 and 2019, respectively.
•Adjusted Net Loss4 for fiscal year 2020 was $828.9 million versus an Adjusted Net Loss of $651.8 million in fiscal year 2019.
•Lyft reported Contribution4 for fiscal year 2020 of $1.2 billion versus $1.8 billion in fiscal year 2019, down 32.2 percent year-over-year. Contribution Margin for fiscal year 2020 increased to 52.0 percent from 50.1 percent for fiscal year 2019.
•Adjusted EBITDA4 loss for fiscal year 2020 was $755.2 million versus $678.9 million in fiscal year 2019. Adjusted EBITDA loss margin for fiscal year 2020 was 31.9 percent versus 18.8 percent in fiscal year 2019.
•In March 2020, we entered into a Novation Agreement that eliminated $407.9 million of our primary auto insurance liabilities related to periods between October 1, 2015 to September 30, 2018 for $64.7 million in transaction costs. This transaction eliminated nearly all of our primary auto insurance liabilities related to periods preceding October 2018. In October 2020, we expanded our insurance carrier partnerships and increased our risk transfer to a slight majority for the twelve months ended September 30, 2021 from a minority of risk transferred during the twelve months ended September 30, 2020.
•In April 2020, Lyft announced a restructuring effort to reduce operating expenses and adjust cash flows. Our restructuring charges in the second quarter of 2020 included $32.1 million of severance and related employee benefit costs and $3.1 million of lease terminations and other costs. Lyft also recognized a stock-based compensation benefit primarily related to the reversal of previously recognized stock-based compensation expenses for unvested awards of $49.8 million, resulting in a net restructuring benefit of $14.5 million. In November 2020, Lyft had a reduction in its workforce that resulted in net restructuring costs of $1.4 million, comprised of severance and employee costs partially offset by a stock-based compensation benefit.
•In May 2020, Lyft issued $747.5 million in aggregate principal amount of 1.50% convertible senior notes due 2025. The net proceeds from this offering were approximately $733.2 million, after deducting the discounts and commissions and debt issuance costs. In connection with the issuance of the convertible senior notes, Lyft entered into privately negotiated capped call transactions at a cost of approximately $132.7 million.

	Active Riders			Revenue per Active Rider
	2020	2019	YoY Growth Rate	2020	2019	YoY Growth Rate
	(in thousands, except for dollar amounts and percentages)
Three Months Ended March 31	21,211	20,503	3.5%	$45.06	$37.86	19.0%
Three Months Ended June 30	8,688	21,807	(60.1)%	$39.06	$39.77	(1.8)%
Three Months Ended September 30	12,513	22,314	(43.9)%	$39.94	$42.82	(6.7)%
Three Months Ended December 31	12,552	22,905	(45.2)%	$45.40	$44.40	2.3%

For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "GAAP to non-GAAP Reconciliations" below.
4 Refer to the "Non-GAAP Financial Measures" section for the definitions for Contribution, Adjusted EBITDA and Adjusted Net Loss.

Webcast
Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.

About Lyft
Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts away from car ownership to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters, car rentals and transit all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.

Available Information
Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its Twitter account (@lyft), and its blogs (including: lyft.com/blog, lyft.com/hub, eng.lyft.com, medium.com/LyftLevel5, medium.com/sharing-the-ride-with-lyft and medium.com/@johnzimmer) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s beliefs regarding its financial position and operating performance, including the effect of the COVID-19 pandemic and the timing of recovery, and the related impact on Lyft’s business, financial position and Lyft’s future profitability and timing for achievement of profitability. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the impact of the COVID-19 pandemic on our business and operations, including business and government responses thereto, and risks regarding our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and in our Annual Report on Form 10-K for the full year 2020 that will be filed with the SEC by March 1, 2021. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders, unless the ride is accessible in the Lyft App.
Beginning in the fourth quarter of 2020, some riders were able to access their Concierge rides in the Lyft App if they already had a Lyft account. Accordingly, Lyft updated the definition of Active Riders to include Concierge riders if the rider’s phone number matches that of a verified Lyft account, allowing the rider to access their ride in the Lyft App. This update resulted in a 0.01% increase, or an additional 927 Active Riders in the fourth quarter of 2020. Prior to the fourth quarter of 2020, all Concierge riders were excluded from the calculation of Active Riders as Concierge rides could not be matched with verified rider accounts.
Non-GAAP Financial Measures

To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines Adjusted Net Loss as net loss adjusted for amortization of intangible assets, stock-based compensation expense (net of any benefit), payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and restructuring charges, as well as, if applicable, costs related to the transfer of certain legacy auto insurance liabilities and cost related to acquisitions; Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and restructuring charges, as well as, if applicable, costs related to the transfer of certain legacy auto insurance liabilities; Lyft defines Contribution Margin for a period as Contribution for the period divided by Revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted to exclude interest expense, other income (expense), net, provision for income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, as well as, if applicable, restructuring charges, costs related to acquisitions and costs related to the transfer of certain legacy auto insurance liabilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

In April 2020 and November 2020, we announced restructuring efforts to reduce operating expenses and adjust cash flows in light of the ongoing economic challenges resulting from the COVID-19 pandemic and its impact on our business. We believe the costs associated with the restructuring do not reflect performance of our ongoing operations. We believe the adjustment to exclude the costs related to restructuring from Contribution, Adjusted EBITDA and Adjusted Net Loss is useful to investors by enabling them to better assess our ongoing operating performance and provide for better comparability with our historically disclosed Contribution, Adjusted EBITDA and Adjusted Net Loss amounts.

Lyft records historical changes to liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of Adjusted Net Loss,

Contribution and Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the historical changes to liabilities for insurance required by regulatory agencies from Adjusted Net Loss, Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

Lyft uses Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted Net Loss, Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted Net Loss, Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted Net Loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Investor Relations	Media
investor@lyft.com	press@lyft.com

Lyft, Inc.
Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$319,734	$358,319
Short-term investments	1,931,334	2,491,805
Prepaid expenses and other current assets	343,070	397,239
Total current assets	2,594,138	3,247,363
Restricted cash and cash equivalents	118,559	204,976
Restricted investments	1,101,712	1,361,045
Other investments	10,000	—
Property and equipment, net	313,297	188,603
Operating lease right of use assets	275,756	441,258
Intangible assets, net	65,845	82,919
Goodwill	182,687	158,725
Other assets	16,970	6,494
Total assets	$4,678,964	$5,691,383
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$84,108	$38,839
Insurance reserves	987,064	1,378,462
Accrued and other current liabilities	954,008	939,865
Operating lease liabilities — current	49,291	94,199
Total current liabilities	2,074,471	2,451,365
Operating lease liabilities	265,803	382,077
Long-term debt, net of current portion	644,236	—
Other liabilities	18,291	3,857
Total liabilities	3,002,801	2,837,299
Commitments and contingencies (Note 8)
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of December 31, 2020 and December 31, 2019; no shares issued and outstanding as of December 31, 2020 and December 31, 2019	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of December 31, 2020 and December 31, 2019, 314,934,487 and 293,793,151 Class A shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively; 100,000,000 Class B shares authorized, 8,802,629 Class B shares issued and outstanding as of December 31, 2020 and December 31, 2019	3	3
Additional paid-in capital	8,977,061	8,398,927
Accumulated other comprehensive income (loss)	(473)	2,725
Accumulated deficit	(7,300,428)	(5,547,571)
Total stockholders’ equity	1,676,163	2,854,084
Total liabilities and stockholders’ equity	$4,678,964	$5,691,383

Lyft, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Year Ended December 31,
	2020	2019	2018
Revenue	$2,364,681	$3,615,960	$2,156,616
Costs and expenses
Cost of revenue	1,447,516	2,176,469	1,243,400
Operations and support	453,963	636,116	338,402
Research and development	909,126	1,505,640	300,836
Sales and marketing	416,331	814,122	803,751
General and administrative	946,127	1,186,093	447,938
Total costs and expenses	4,173,063	6,318,440	3,134,327
Loss from operations	(1,808,382)	(2,702,480)	(977,711)
Interest expense	(32,678)	—	—
Other income (expense), net	43,669	102,595	67,114
Loss before income taxes	(1,797,391)	(2,599,885)	(910,597)
Provision (benefit) for income taxes	(44,534)	2,356	738
Net loss	$(1,752,857)	$(2,602,241)	$(911,335)
Net loss per share, basic and diluted	$(5.61)	$(11.44)	$(43.04)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	312,175	227,498	21,176
Stock-based compensation included in costs and expenses:
Cost of revenue	$28,743	$81,321	$501
Operations and support	15,829	75,212	177
Research and development	325,624	971,941	4,107
Sales and marketing	23,385	72,046	261
General and administrative	172,226	398,791	3,531

Lyft, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities
Net loss	$(1,752,857)	$(2,602,241)	$(911,335)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	157,353	108,429	18,752
Stock-based compensation	565,807	1,599,311	8,577
Amortization of premium on marketable securities	6,461	597	473
Accretion of discount on marketable securities	(14,075)	(39,285)	(23,605)
Amortization of debt discount and issuance costs	21,050	—	—
Deferred income tax	(46,037)	(5,141)	3,219
Loss on sale and disposal of assets, net	15,216	36,541	—
Other	4,518	(875)	989
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	39,258	(115,807)	(75,640)
Operating lease right-of-use assets	61,201	108,600	—
Accounts payable	44,489	5,067	(40,811)
Insurance reserves	(391,398)	568,190	433,735
Accrued and other liabilities	(36,651)	333,858	304,973
Lease liabilities	(53,234)	(102,946)	—
Net cash used in operating activities	(1,378,899)	(105,702)	(280,673)
Cash flows from investing activities
Purchases of marketable securities	(4,112,677)	(6,448,895)	(5,454,118)
Purchase of non-marketable security	(10,000)	—	—
Purchase of term deposit	(1,110,317)	(142,811)	—
Proceeds from sales of marketable securities	656,960	1,092,978	900,361
Proceeds from maturities of marketable securities	4,745,926	4,071,165	3,838,464
Proceeds from maturity of term deposit	645,622	—	—
Purchases of property and equipment and scooter fleet	(93,639)	(178,088)	(68,668)
Purchases of other intangible assets	—	—	(2,200)
Sales of property and equipment and held for sale assets	30,894	7,131	—
Cash paid for acquisitions, net of cash acquired	(12,342)	(12,323)	(257,591)
Net cash used in investing activities	740,427	(1,610,843)	(1,043,752)
Cash flows from financing activities
Proceeds from issuance of common stock in initial public offering, net of underwriting commissions, offering costs and reimbursements	—	2,484,029	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	—	842,658
Repayment of loans	(50,639)	—	—
Proceeds from issuance of convertible senior notes	734,065	—	—
Payment of debt issuance costs	(824)	—	—
Purchase of capped call	(132,681)	—	—
Proceeds from exercise of stock options and other common stock issuances	26,067	33,062	9,986
Taxes paid related to net share settlement of equity awards	(20,240)	(942,895)	—
Principal payments on finance lease obligations	(41,682)	—	—
Other	(1,500)	—	(406)
Net cash provided by financing activities	512,566	1,574,196	852,238
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	(74)	328	(246)
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	(125,980)	(142,021)	(472,433)
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	564,465	706,486	1,178,919
End of period	$438,485	$564,465	$706,486

Lyft, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2020	2019	2018
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$319,734	$358,319	$517,690
Restricted cash and cash equivalents	118,559	204,976	187,374
Restricted cash, included in prepaid expenses and other current assets	192	1,170	1,422
Total cash, cash equivalents and restricted cash and cash equivalents	$438,485	$564,465	$706,486

Supplemental disclosures of cash flow information
Cash paid for income taxes	4,037	819	326
Cash paid for interest	12,545	—	—

Non-cash investing and financing activities
Purchases of property and equipment, and scooter fleet not yet settled	41,271	$13,070	$8,154
Deferred offering costs accrued, unpaid	—	—	1,689
Right of use assets acquired under finance and operating leases	35,394	264,076	—
Redeemable convertible preferred stock issued as part of a business combination	—	—	25,340
Conversion of redeemable convertible preferred stock to common stock in connection with initial public offering	—	5,152,047	—
Reclassification of deferred offering costs to additional paid-in capital upon initial public offering	—	7,690	—
Decrease in goodwill from measurement period adjustments related to business combinations	—	3,240	—
Settlement of pre-existing right-of-use assets under operating leases in connection with acquisition of Flexdrive	133,088	—	—
Settlement of pre-existing lease liabilities under operating leases in connection with acquisition of Flexdrive	130,089	—	—

Lyft, Inc.
Calculations of Key Metrics and
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	Three Months Ended December 31,
	2020	2019
Contribution

Revenue	$569.9	$1,017.1
Less cost of revenue	(392.1)	(502.8)
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	2.8	3.6
Stock based compensation expense	7.5	12.7
Payroll tax expense related to stock-based compensation	0.2	0.1
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	127.7	18.8
Contribution	$316.0	$549.5
Contribution Margin	55.5%	54.0%

	Three Months Ended December 31,
	2020	2019
Adjusted EBITDA

Net loss	$(458.2)	$(356.0)
Adjusted to exclude the following:
Interest expense	12.6	—
Other income (expense), net	(4.9)	(23.8)
Provision for income taxes	(2.5)	(2.0)
Depreciation and amortization	35.7	24.0
Stock-based compensation expense	133.3	204.4
Payroll tax expense related to stock-based compensation	4.8	2.9
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	127.7	18.8
Costs related to acquisitions	—	1.0
Restructuring charges	1.5	—
Adjusted EBITDA	$(150.0)	$(130.7)
Adjusted EBITDA Margin	(26.3%)	(12.9%)

	Three Months Ended December 31,
	2020	2019
Adjusted Net Loss

Net loss	$(458.2)	$(356.0)
Adjusted to exclude the following:
Amortization of intangible assets	5.5	7.5
Stock-based compensation expense	133.3	204.4
Payroll tax expense related to stock-based compensation	4.8	2.9
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	127.7	18.8
Costs related to acquisitions	—	1.0
Restructuring charges	1.5	—
Adjusted Net Loss[5]	$(185.3)	$(121.4)

5 Due to rounding, numbers presented may not add up precisely to the totals provided.

	Year Ended December 31,
	2020	2019
Contribution

Revenue	$2,364.7	$3,616.0
Less cost of revenue	(1,447.5)	(2,176.5)
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	12.0	19.5
Stock based compensation expense	28.7	81.4
Payroll tax expense related to stock-based compensation	1.5	1.8
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	204.1	270.3
Transfer of certain legacy auto insurance liabilities	62.5	—
Restructuring charges	3.5	—
Contribution	$1,229.5	$1,812.5
Contribution Margin	52.0%	50.1%

	Year Ended December 31,
	2020	2019
Adjusted EBITDA

Net loss	$(1,752.9)	$(2,602.2)
Adjusted to exclude the following:
Interest expense	34.3	—
Other income (expense), net	(43.7)	(102.6)
Provision for income taxes	(44.5)	2.3
Depreciation and amortization	157.4	108.3
Stock-based compensation expense	565.8	1,599.3
Payroll tax expense related to stock-based compensation	23.7	44.7
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	204.1	270.3
Costs related to acquisitions	0.4	1.0
Transfer of certain legacy auto insurance liabilities	64.7	—
Restructuring charges	35.5	—
Adjusted EBITDA	$(755.2)	$(678.9)
Adjusted EBITDA Margin	(31.9%)	(18.8%)

	Year Ended December 31,
	2020	2019
Adjusted Net Loss

Net loss	$(1,752.9)	$(2,602.2)
Adjusted to exclude the following:
Amortization of intangible assets	29.2	35.1
Stock-based compensation expense	565.8	1,599.3
Payroll tax expense related to stock-based compensation	23.7	44.7
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	204.1	270.3
Costs related to acquisitions	0.4	1.0
Transfer of certain legacy auto insurance liabilities	64.7	—
Restructuring charges	36.0	—
Adjusted Net Loss[6]	$(828.9)	$(651.8)

6 Due to rounding, numbers presented may not add up precisely to the totals provided.